Blue Coat Reports Record Net Revenue for Fourth Quarter Ended April 30, 2007

    SUNNYVALE, Calif., May 29 /PRNewswire-FirstCall/ -- Blue Coat Systems, Inc. (Nasdaq: BCSI), a leader in secure content and application delivery, today reported its financial results for its fourth quarter and fiscal year ended April 30, 2007. Net revenue for the fourth fiscal quarter of 2007 was $54.5 million, an increase of 51% compared to net revenue of $36.1 million for the same quarter last year and a 16% increase compared to net revenue of $47.1 million in the prior quarter. For the fiscal year ended April 30, 2007, net sales were $177.7 million, compared to net sales of $141.7 million in the fiscal year ended April 30, 2006.

    "The record revenue we achieved in the fourth quarter reflects continued strength in our core market and growth in the WAN application delivery infrastructure market," said Brian NeSmith, president and chief executive officer. "Although we are pleased with our recent growth, we continue to invest in our sales and marketing organization in an effort to expand our market share."

    On a GAAP basis, the Company reported a net loss of $759,000, or $0.05 per diluted share, in the fourth quarter of fiscal 2007, compared to net income of $42,000, or break-even on a diluted share basis, in the third quarter of fiscal 2007. The net loss in the fourth quarter of fiscal 2007 includes $2.5 million in legal and accounting expenses associated with the stock option investigation and related restatement of the Company's consolidated financial statements, $1.9 million in stock-based compensation expense, $1.7 million related to payroll taxes, interest and penalties on stock options, and $0.4 million in amortization of intangible assets. In the third quarter of fiscal 2007, net income includes $3.2 million in legal and accounting expenses related to the stock option investigation and restatement of financial statements, $0.4 million in amortization of intangible assets, and $2.1 million in stock-based compensation expense.

    GAAP net loss for the fiscal year ended April 30, 2007 was $7.2 million, or $0.49 per diluted share, compared to a GAAP net income of $2.9 million, or $0.20 per diluted share, for the fiscal year ended April 30, 2006.
    The Company reported non-GAAP net income of $5.7 million, or $0.31 per diluted share, in the fourth quarter of fiscal 2007, compared to non-GAAP net income of $5.7 million, or $0.32 per diluted share, in the third quarter of fiscal 2007.

    Non-GAAP net income for the fiscal year ended April 30, 2007 was $18.8 million, or $1.08 per diluted share, compared to $12.1 million, or $0.83 per diluted share, for the fiscal year ended April 30, 2006.

    Blue Coat ended the quarter on April 30, 2007 with cash, cash equivalents, short-term investments, and restricted investments totaling $98.9 million, an increase of $9.4 million from the prior quarter.

    The non-GAAP financial measures presented above exclude the amortization of intangible assets, expenses associated with the stock option investigation and related restatement, stock-based compensation expense, expenses associated with payroll taxes, interest and penalties on stock options, and restructuring charges. Refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP net income and earnings per share.

    Financial Outlook

    For the fiscal quarter ending July 31, 2007, the Company currently anticipates net revenue in the range of $57 - $60 million. On a non-GAAP basis, which excludes the amortization of intangible assets, expenses associated with the stock option investigation and related restatement, and stock-based compensation expense, net income is expected to be between $5.2 - $7.1 million, or $0.27 - $0.38 per diluted share.

    About Non-GAAP Financial Measures

    Blue Coat uses the non-GAAP financial measures of income discussed above for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, and non-GAAP net income per share data. These measures are not in accordance with, or an alternative to, GAAP. The measures are intended to supplement GAAP financial information, and may be different from non-GAAP financial measures used by other companies. Blue Coat believes that these measures provide useful information to its management, board of directors and investors regarding its ongoing operating activities and business trends related to its financial condition and results of operations. Blue Coat believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain items, such as the legal and accounting expenses related to the stock option investigation and restatement of the Company's consolidated financial statements, stock-based compensation expense, payroll taxes, penalties and interest related to the disqualification of stock options due to revised measurement dates, restructuring charges, and amortization of intangible assets. In addition, the Company's management and board of directors use certain non-GAAP financial measures in developing operating budgets and in reviewing the Company's financial results of operations since items such as the legal and accounting expenses related to the stock option investigation and related restatement of the Company's consolidated financial statements, stock-based compensation expense, payroll taxes, penalties and interest related to the disqualification of stock options due to revised measurement dates, restructuring charges, and amortization of intangible assets are not considered to impact current resource allocation decisions. The Company believes that inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP.

      Conference Call & Webcast

      The Company will host a conference call today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Participants should call (612) 332-0932 with the passcode: 874376. A replay of the call will be available starting Tuesday, May 29, 2007 at 5:30 p.m. Pacific Time (8:30 p.m. Eastern Time), and can be accessed by calling (320) 365-3844 with the passcode: 874376. An audio Webcast of the call will also be available at http://www.bluecoat.com/aboutus/investor_relations.

      About Blue Coat Systems, Inc.

      Blue Coat secures Web communications and accelerates business applications across the distributed enterprise. Blue Coat's family of appliances and client-based solutions - deployed in branch offices, Internet gateways, end points, and data centers - provide intelligent points of policy-based control enabling IT organizations to optimize security and accelerate performance between users and applications. Blue Coat has installed more than 30,000 appliances worldwide and is ranked #1 by IDC in the Secure Content and Application Delivery segment. Blue Coat is headquartered in Sunnyvale, California, and can be reached at (408) 220-2200 or http://www.bluecoat.com.

      FORWARD LOOKING STATEMENTS: The statements contained in this press release that are not purely historical are forward-looking statements, including statements regarding the Company's expected net revenue, non-GAAP net income and non-GAAP earnings per share in the first fiscal quarter of 2008, growth in the core and application delivery infrastructure markets, increase in market share, and statements regarding Blue Coat Systems' expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Blue Coat Systems as of the date hereof, and Blue Coat Systems assumes no obligation to update any such forward-looking statements. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to other risks described in the "Risk Factors" section of the Company's annual report on Form 10-K for the fiscal year ended April 30, 2006 and quarterly report on Form 10-Q for the fiscal quarter ended January 31, 2007.

                             BLUE COAT SYSTEMS, INC.
                                     Table 1
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (In thousands, except per share amounts)


                               Three Months Ended               Years Ended
                      April 30,  January 31,  April 30,           April 30,
                        2007       2007         2006          2007      2006
                    (Unaudited) (Unaudited) (Unaudited)   (Unaudited)
    Net revenue:
      Product          $43,227   $35,976      $28,533      $136,770  $116,083
      Service           11,245    11,132        7,602        40,930    25,639
    Total net revenue   54,472    47,108       36,135       177,700   141,722
    Cost of net
     revenue:
      Product            9,350     8,183        8,685        31,779    33,207
      Service            3,786     4,057        2,857        13,969     9,841
    Total cost of net
     revenue            13,136    12,240       11,542        45,748    43,048

    Gross profit        41,336    34,868       24,593       131,952    98,674

    Operating expenses:
      Research and
       development      11,453     9,711        8,073        39,882    26,785
      Sales and
       marketing        24,586    18,634       14,421        73,083    52,829
      General and
       administrative    6,466     6,894        2,085        28,072    13,593
      In-process
       research and
       development           -         -        3,300             -     3,300
      Restructuring
       (reversal)            -         -          (48)          (19)      (48)
      Amortization of
       intangible assets   113       112          184           619       706
    Total operating
     expenses           42,618    35,351       28,015       141,637    97,165

      Operating
       income/(loss)    (1,282)     (483)      (3,422)       (9,685)    1,509
    Interest income,
     net                   968       965          640         3,922     2,055
    Other income
     (expense)              39       (82)        (149)         (311)     (349)
    Income/(loss)
     before income
     taxes                (275)      400       (2,931)       (6,074)    3,215
    Provision for
     income taxes          484       358           18         1,124       275
    Net income/(loss)    $(759)      $42      $(2,949)      $(7,198)   $2,940

    Basic net
     income/(loss)
     per common share   $(0.05)    $0.00       $(0.21)       $(0.49)    $0.23
    Diluted net
     income/(loss) per
     common share       $(0.05)    $0.00       $(0.21)       $(0.49)    $0.20

    Shares used in
     computing basic
     net income/(loss)
     per common share   14,808    14,704       13,839        14,594    12,965

    Shares used in
     computing diluted
     net income/(loss)
     per common share   14,808    18,177       13,839        14,594    14,642

                             BLUE COAT SYSTEMS, INC.
                                     Table 2
                 NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
             Excluding Amortization of Intangible Assets, In-process
                Research and Development, Restructuring Charges,
     Stock-Based Compensation and Expenses Associated with the Stock Option
                                  Investigation
                    (In thousands, except per share amounts)

                               Three Months Ended             Years Ended
                     April 30,  January 31,  April 30,        April 30,
                       2007       2007         2006        2007       2006
                   (Unaudited) (Unaudited) (Unaudited) (Unaudited) (Unaudited)

    Net revenue:
      Product        $43,227     $35,976     $28,533     $136,770   $116,083
      Service         11,245      11,132       7,602       40,930     25,639
    Total net
     revenue          54,472      47,108      36,135      177,700    141,722
    Cost of net
     revenue:
      Product          8,950       7,778       8,431       30,110     32,492
      Service          3,654       3,952       2,844       13,498      9,765
    Total cost of
     net revenue      12,604      11,730      11,275       43,608     42,257

    Gross profit      41,868      35,378      24,860      134,092     99,465

    Operating
     expenses:
      Research and
       development     9,243       8,901       7,859       35,048     25,432
      Sales and
       marketing      23,946      17,997      14,303       69,914     51,906
      General and
       administra-
       tive            3,614       3,272       3,025       12,985     11,609
    Total operating
     expenses         36,803      30,170      25,187      117,947     88,947

    Operating
     income/(loss)     5,065       5,208        (327)      16,145     10,518
    Interest income    1,127         965         640        4,081      2,115
    Other income
     (expense)            39         (82)       (149)        (311)      (217)
    Income before
     income taxes      6,231       6,091         164       19,915     12,416
    Provision for
     income taxes        484         358          18        1,124        275
    Net income        $5,747      $5,733        $146      $18,791    $12,141


    Basic net income
     per common
     share             $0.39       $0.39       $0.01        $1.29      $0.94
    Diluted net
     income per
     common share      $0.31       $0.32       $0.01        $1.08      $0.83

    Shares used in
     computing basic
     net income
     per common
     share            14,808      14,704      13,839       14,594     12,965

    Shares used in
     computing
     diluted net
     income per
     common share     18,582      18,177      14,969       17,453     14,642

                             BLUE COAT SYSTEMS, INC.
                                     Table 3
              RECONCILIATION OF NON-GAAP TO GAAP NET INCOME AND EPS
                    (In thousands, except per share amounts)
                                   (Unaudited)

                               Three Months Ended             Years Ended
                     April 30,  January 31,  April 30,        April 30,
                       2007       2007         2006        2007       2006

    Net income
     excluding
     certain
     charges and
     benefits
     (Non-GAAP)         $5,747    $5,733      $146         $18,791    $12,141

      Amortization
       of intangible
       assets
      (Cost of
      revenue)      (1)   (311)     (297)     (241)         (1,202)      (630)
      Amortization
       of intangible
       assets (Opex)(1)   (113)     (112)     (184)           (619)      (706)
      Stock-based
       (compensation)
       reversal     (2) (1,890)   (2,085)      582          (9,500)    (3,380)
      Payroll taxes,
       penalties and
       interest     (3) (1,668)        -         -          (1,668)    (1,118)
      Expenses
       related to
       stock option
       investigation
       and
       restatement  (4) (2,524)   (3,197)        -         (13,019)         -
      Restructuring
       reversal     (5)      -         -        48              19         48
      In-process
       research and
       development  (6)      -         -    (3,300)              -     (3,300)
      Recovery
       (write-off)
       of
       capitalized
       software     (7)      -         -         -               -       (115)

    Net income/(loss)    $(759)      $42   $(2,949)        $(7,198)    $2,940


    Diluted net income
      per common share
      excluding certain
     charges and
     benefits
     (Non-GAAP)          $0.31     $0.32     $0.01           $1.08      $0.83

      Amortization of
       intangible
       assets
       (Cost of
       revenue)          (0.02)    (0.02)    (0.02)          (0.07)     (0.04)
      Amortization of
       intangible
       assets (Opex)     (0.01)    (0.01)    (0.01)          (0.04)     (0.05)
      Stock-based
       (compensation)
       reversal          (0.10)    (0.11)     0.04           (0.54)     (0.23)
      Payroll taxes,
       penalties and
       interest          (0.09)        -         -           (0.10)     (0.07)
      Expenses related
       to stock option
       investigation
       and restatement   (0.14)    (0.18)        -           (0.75)         -
      Restructuring
       reversal              -         -         -               -          -
      In-process
       research and
       development           -         -     (0.22)              -      (0.23)
      Recovery
       (write-off) of capitalized
       software              -         -         -               -      (0.01)
      Anti-dilution
       adjustment for
       GAAP-based net
       loss                  -         -     (0.01)          (0.07)         -

    Diluted net income
     (loss) per share   $(0.05)   $(0.00)   $(0.21)         $(0.49)     $0.20

    Shares used in
     computing basic
     net income (loss)
     per common share   14,808    14,704    13,839          14,594     12,965

    Shares used in
     computing diluted
     net income(loss)
     per common
     share          (8) 18,582    18,177    14,969          17,453     14,642

    (1) Amortization of intangible assets associated with the acquisitions of NetCache assets, Permeo Technologies, Inc., Cerberian, Inc., and Ositis Software, Inc., in September 2006, March 2006, November 2004 and November 2003, respectively.

    (2) Includes stock-based (compensation) reversal as follows:
          Cost of product            $(89)   $(108)    $(13)   $(467)    $(32)
          Cost of service            (132)    (105)     (13)    (471)     (57)
          Research and development   (701)    (810)    (214)  (3,325)    (866)
          Sales and marketing        (640)    (637)    (118)  (3,169)    (617)
          General and administration (328)    (425)     940   (2,068)  (1,808)

      Total stock-based
       (compensation) reversal    $(1,890) $(2,085)    $582  $(9,500) $(3,380)

    (3) Payroll taxes and associated penalties and interest related to the disqualification of stock options due to revised measurement dates.

    (4) Professional services associated with the Company's stock option investigation and related restatement.

    (5) In Q4 2006, the Company reversed certain restructuring reserves related to decreases in the estimated costs required to restore leased facilities to the condition stipulated in the related lease agreements.

    (6) Charge for acquired in-process research and development associated with the acquisition of Permeo in March 2006.

    (7) In fiscal Q2 2006, the company wrote-off $272,000 of capitalized software associated with a planning and budgeting system due to the software vendor's inability to deliver a functioning product. In fiscal Q3 2006, $157,000 was recovered from the software vendor and recognized as a benefit resulting in a net write-off for fiscal 2006 of $115,000. Both the write-off and recovery are included in general and administrative expense in the respective quarter.

    (8) For fiscal Q4 2006, diluted EPS for the purpose of reconciling non-GAAP to GAAP net income and EPS differs from shares used to calculate diluted EPS in our GAAP financial statements since the inclusion of certain instruments on a GAAP basis would have been anti-dilutive.

                             BLUE COAT SYSTEMS, INC.
                                     Table 4
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                April 30,           April 30,
                                                  2007                2006
                                               (Unaudited)
    ASSETS
    Current assets:
      Cash and cash equivalents                    $50,013            $46,990
      Short-term investments                        43,874             10,200
      Restricted cash equivalents - short-term       4,120                996
      Accounts receivable, net                      32,079             22,285
      Inventories                                      489                435
      Prepaid expenses and other current assets      7,536              3,895
    Total current assets                           138,111             84,801

    Property and equipment, net                      9,309              8,059
    Restricted cash - long-term                        861                361
    Goodwill                                        92,243             62,462
    Identifiable intangible assets, net              7,674              7,758
    Other assets                                       476                723
    Total assets                                  $248,674           $164,164

    LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND
     STOCKHOLDERS' EQUITY
    Current liabilities:
      Accounts payable                             $12,051             $5,437
      Accrued payroll and related benefits          11,710              7,451
      Deferred revenue                              41,910             25,946
      Accrued restructuring                            238                604
      Other accrued liabilities                      5,808              4,638
    Total current liabilities                       71,717             44,076

    Deferred revenue, less current portion          13,858              7,844
    Deferred rent, less current portion              1,585              1,996
    Deferred income taxes                              483                  -
    Accrued restructuring, less current portion          -                290
    Other long-term liabilities                        563                  -

    Commitments and contingencies

    Series A redeemable convertible preferred
     stock                                          41,879                  -

    Stockholders' equity:
      Preferred stock                                    -                  -
      Common stock                                       2                  2
      Additional paid-in capital                 1,028,409          1,014,493
      Treasury stock                                  (903)              (903)
      Deferred stock compensation                        -             (1,901)
      Accumulated deficit                         (908,930)          (901,732)
      Accumulated other comprehensive
       income (loss)                                    11                 (1)
    Total stockholders' equity                     118,589            109,958
    Total liabilities, redeemable convertible
     preferred stock and stockholders' equity     $248,674           $164,164

SOURCE  Blue Coat Systems, Inc.
    -0-                             05/29/2007
    /CONTACT: Media, Steve Schick, +1-408-220-2076, steve.schick@bluecoat.com, or Investors, Carla Chun,
+1-408-220-2318, carla.chun@bluecoat.com, both of Blue Coat Systems/
    /First Call Analyst: /
    /FCMN Contact: /
    /Web site:  http://www.bluecoat.com /
    (BCSI)

CO:  Blue Coat Systems, Inc.
ST:  California
IN:  CPR STW MLM HTS NET ITE TLS
SU:  ERN CCA ERP